For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces Third Quarter Results

GREENSBORO, N.C. - April 20, 2006 - Unifi, Inc. (NYSE: UFI) today released operating results for its fiscal third quarter ending March 26, 2006.

Net income from continuing operations for the current quarter was a net loss of $1.3 million or $0.03 per share, which is equivalent to a net loss of $1.6 million or $0.03 per share for the prior March quarter.  Net income from continuing operations for the first nine months of fiscal year 2006 was a net loss of $9.5 million or $0.18 per share, which includes a total of $2.3 million in pre-tax impairment charges associated with the Company's properties located in Mayodan, N.C., compared to a net loss of $7.3 million or $0.14 per share for the prior year period.

Net income for the current March quarter, including discontinued operations, was a net loss of $2.1 million or $0.04 per share compared a net loss of $1.9 million or $0.04 per share for the prior March quarter.  Net income for the first nine months of fiscal year 2006, including discontinued operations, was a net loss of $9.0 million or $0.17 per share compared to a net loss of $32.2 million or $0.62 per share for the prior year period, which includes charges associated with the closure of the Company's facility in Ireland.

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 Unifi Announces Third Quarter Results - page 2

Net sales from continuing operations for the current March quarter of $181.4 million were down $26.3 million or 12.7 percent compared to net sales of $207.7 million for the prior year March quarter.   Net sales for the first nine months of fiscal year 2006 were $555.6 million, which is a decrease of $37.8 million or 6.4 percent compared to net sales of $593.4 million for the first nine months of fiscal year 2005.  Net sales volume for the current quarter reflects the impact that higher energy prices and rising interest rates had on substantially slowing consumer spending in the fourth quarter of 2005.  Cash-on-hand at the end of the current March quarter was $88.4 million.

"Our underlying business experienced distinct improvements, including cash generation, in the current quarter," said Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi.  "We continue to be selective with our product mix to maximize our financial results, and we are continuing to capitalize on opportunities that exist in our region, including emerging markets, by offering innovation, differentiation, and speed-to-market advantages to our customers."

Brian Parke, Chairman and CEO of Unifi, said, "Our Board of Directors has completed its strategic review, which was designed to scrutinize the various strategic alternatives available to our business and our shareholders.  Based on the review, both management and the Board of Directors agree the optimal strategy is the pursuit of  selective consolidation opportunities in our domestic yarn market, while continuing to explore participation in the global growth of emerging markets.  As part of this strategy, the Company will continue to evaluate its debt structure in order to maintain flexibility to make selective acquisitions and investments.  We believe this strategy allows the Company to create meaningful and sustainable shareholder value, significantly in excess of the value provided from other alternatives, such as a sale or merger of the Company."

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 Unifi Announces Third Quarter Results - page 3

The Company will provide updates as definitive transactions are approved by the Board of Directors.

Unifi, Inc. (NYSE: UFI) is a leading diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx® UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit www.unifi.com.

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Financial Statements to Follow

Unifi Announces Third Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)
	For the Quarters Ended		For the Nine Months Ended
	March 26, 2006	March 27, 2005	March 26, 2006	March 27, 2005

Net sales	$ 181,398	$ 207,688	$ 555,617	$ 593,368
Cost of sales	168,261	198,356	524,707	563,379
Selling, general & administrative expenses	10,184	11,360	31,132	30,548
Provisions for bad debts	218	561	1,349	5,039
Interest expense	4,606	5,256	14,044	15,214
Interest income	(1,162)	(473)	(3,587)	(1,351)
Other (income) expense, net	(969)	(701)	(2,544)	(1,247)
Equity in (earnings) losses of unconsolidated affiliates	564	(4,457)	(1,278)	(6,285)
Minority interest (income) expense	-	53	-	(444)
Restructuring charges	-	-	29	-
Write down of long-lived assets	815	-	2,315	-
Loss from continuing operations before income taxes and extraordinary item	(1,119)	(2,267)	(10,550)	(11,485)
Provision (benefit) for income taxes	208	(654)	(1,023)	(4,163)
Loss from continuing operations before extraordinary item	(1,327)	(1,613)	(9,527)	(7,322)
Income (loss) from discontinued operations, net of tax	(790)	(1,659)	556	(26,251)
Extraordinary gain - net of taxes of $0	-	1,342	-	1,342
Net loss	$ (2,117)	$ (1,930)	$ (8,971)	$ (32,231)

Earnings (losses) per common share (basic and diluted):
Net loss - continuing operations	$ (0.03)	$ (0.03)	$ (0.18)	$ (0.14)
Net income (loss) - discontinued operations	(0.01)	(0.04)	0.01	(0.51)
Extraordinary gain - net of taxes of $0	-	0.03	-	0.03
Net loss	$ (0.04)	$ (0.04)	$ (0.17)	$ (0.62)

Average basic and diluted shares outstanding	52,177	52,125	52,144	52,099

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 Unifi Announces Third Quarter Results - page 5

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	March 26, 2006	June 26, 2005
Assets
Cash and cash equivalents	$ 88,423	$ 105,621
Receivables, net	94,637	106,437
Inventories	114,836	110,827
Deferred income taxes	10,996	14,578
Assets held for sale	6,000	16,842
Restricted cash	-	2,766
Other current assets	9,395	15,590
Total current assets	324,287	372,661

Property, plant and equipment	249,425	279,345
Investments in unconsolidated affiliates	191,191	160,675
Assets held for sale	15,729	16,081
Other noncurrent assets	14,525	16,613
	$ 795,157	$ 845,375
Liabilities and Shareholders' Equity
Accounts payable	$ 64,458	$ 62,666
Accrued expenses	24,627	45,618
Income taxes payable	1,915	2,292
Current maturities of long-term debt
and other current liabilities	7,275	35,339
Total current liabilities	98,275	145,915

Long-term debt and other liabilities	260,901	259,790
Deferred income taxes	47,934	55,913
Minority interest	-	182
Shareholders' equity	388,047	383,575
	$ 795,157	$ 845,375

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Unifi Announces Third Quarter Results - page 6

UNIFI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)
	For the Nine Months Ended
	March 26, 2006	March 27, 2005

Cash and cash equivalents at beginning of year	$ 105,621	$ 65,221
Operating activities:
Net loss	(8,971)	(32,231)
Adjustments to reconcile net loss to net cash provided
by (used in) continuing operating activities:
Income (loss) from discontinued operations	(556)	26,251
Extraordinary gain	-	(1,342)
Net income of unconsolidated equity affiliates, net of
distributions	850	(2,460)
Depreciation	36,911	37,645
Amortization	962	949
Net gain on asset sales	(180)	(570)
Non-cash portion restructuring charges	29	-
Non-cash write down of long-lived assets	2,315	-
Deferred income tax	(3,797)	(9,549)
Provision for bad debts and quality claims	1,349	5,039
Other	1,821	(1,876)
Change in assets and liabilities, excluding
effects of acquisitions and foreign currency
adjustments	(7,531)	(45,116)
Net cash provided by (used in) continuing
operating activities	23,202	(23,260)

Investing activities:
Capital expenditures	(9,767)	(5,890)
Investment in equity affiliates	(30,188)	(668)
Investment in foreign restricted assets	171	2,777
Collection of notes receivable	92	413
Change in restricted cash	2,766	(2,766)
Proceeds from sale of capital assets	2,395	608
Return of capital from equity affiliates	-	6,138
Increase in notes receivable	-	(139)
Other	63	68
Net cash (used in) provided by investing activities	(34,468)	541

Financing activities:
Payment of long-term debt	(24,407)	-
Common stock issued upon exercise of options	138	104
Other	139	(2,548)
Net cash used in financing activities	(24,130)	(2,444)

Cash flows of discontinued operations:
Operating cash flow	(9,259)	6,581
Investing cash flow	25,987	6,485
Net cash provided by discontinued operations	16,728	13,066

Effect of exchange rate changes on cash and cash
equivalents	1,470	2,325

Net decrease in cash and cash equivalents	(17,198)	(9,772)

Cash and cash equivalents at end of period	$ 88,423	$ 55,449

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 Unifi Announces Third Quarter Results - page 7

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings or governmental investigations or proceedings (including environmental related claims), negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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